                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                       Puerto Rican Cement Company, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                       PUERTO RICAN CEMENT COMPANY, INC.

                             ---------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 6, 1998

                             ---------------------

     The annual meeting of stockholders of Puerto Rican Cement Company, Inc. (the "Company") will be held at the office of the Company, Amelia Industrial Park, Guaynabo, Puerto Rico, on Wednesday, May 6, 1998 at 10:00 a.m. Atlantic Standard Time for the following purposes:

          1. The election of five Class II directors for a term of three years and until election and qualification of their successors.

          2. The transaction of such other business as may lawfully come before the meeting or any adjournment thereof.

     Only stockholders of record at the close of business on March 19, 1998 will be entitled to vote at the meeting.

     It is important that your stock be represented at the meeting. If you do not expect to be present, you are urged to date, sign and mail promptly the enclosed proxy. For your convenience, we enclose a self-addressed envelope to which no postage need be affixed if mailed in the United States or Puerto Rico.

     The Company's executive office is located in Guaynabo, Puerto Rico. Its mailing address is PO Box 364487, San Juan, Puerto Rico 00936-4487. It is anticipated that the proxy material will be mailed to stockholders on or about March 31, 1998.

                                           By Order of the Board of Directors

                                           Etienne Totti Del Valle
                                           Secretary

Guaynabo, Puerto Rico
March 31, 1998

                       PUERTO RICAN CEMENT COMPANY, INC.

                             ---------------------

                                PROXY STATEMENT

                  ANNUAL MEETING OF STOCKHOLDERS, MAY 6, 1998

                             ---------------------

     The enclosed proxy is being solicited by the Board of Directors of the Company for the annual meeting of stockholders to be held on May 6, 1998. This proxy statement and the accompanying Notice of Annual Meeting of Stockholders and proxy card are being mailed to stockholders beginning on or about March 31, 1998. In addition to solicitation by mail, solicitation of proxies may be made personally or by telephone or other means by the Company's regular employees. If the proxy is executed and returned in time for voting, the shares represented thereby will be voted. Stockholders have the right to revoke their proxies at any time prior to the time their shares are actually voted. If revocation is made by mail, it should be sent to Jose O. Torres, Assistant Secretary, Puerto Rican Cement Company, Inc., PO Box 364487, San Juan, Puerto Rico 00936-4487.

     The cost of solicitation will be paid by the Company. The Company has retained the services of Georgeson & Co., Inc., New York, New York, to assist in the solicitation of proxies at a cost of $6,500.00. Brokers, nominees and other similar record holders will be requested to forward proxies and proxy materials to the beneficial owners of the shares and will be reimbursed by the Company for their expenses.

                               VOTING SECURITIES

     As of March 19, 1998, the Company had outstanding 5,384,074 shares (exclusive of 615,926 treasury shares) of Common Stock, par value $1 per share. Each outstanding share of Common Stock is entitled to one vote. Only stockholders of record at the close of business on March 19, 1998 will be entitled to vote at the meeting. For information regarding principal holders of the Company's Common Stock, see "Information about Nominees, Directors, and Principal Stockholders" below.

                             ELECTION OF DIRECTORS

     The current Class I directors are Waldemar Del Valle Armstrong, Luis Alberto Ferre Rangel, Oscar A. Blasini, Miguel A. Nazario and Hector del Valle. The current Class II directors are Rosario J. Ferre, Esteban D. Bird, Federico
F. Sanchez, Jorge L. Fuentes and Juan A. Albors. The Class III directors are Antonio Luis Ferre, Alberto M. Paracchini, Jose J. Suarez, Carlos del Rio, Emilio J. Venegas and Antonio Luis Ferre Rangel. Each class serves a three-year term, which terms are currently to expire on the date of the respective annual meetings as follows: Class I, 2000; Class II, 1998; and Class III, 1999. At the Board meeting held on December 17, 1997, Mr. Federico M. Stubbe resigned as a Class II director. At its meeting of January 28, 1998, the Board reduced the number of directors which presently constitute the Board to sixteen.

     It is anticipated that each proxy will be voted for the individual nominees for Class II directors named below, unless authority is withheld to vote for all or any of such individuals as indicated on the proxy card. The names of the nominees for Class II directors are: Rosario J. Ferre, Esteban D. Bird, Federico
F. Sanchez, Jorge L. Fuentes and Juan A. Albors. All nominees currently are directors of the Company and were elected at the annual meeting in 1995 as Class II directors. Pursuant to the Company's By-Laws, the election of any director requires an affirmative vote of a majority of the votes of the Company's Common Stock represented at the Annual Meeting in person or by proxy and entitled to vote. Votes cast by proxy or in person at the Annual Meeting will be counted by the persons appointed by the Company to act as election inspectors for the meeting. The election inspectors will treat shares represented by proxies that reflect abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Abstentions, however, will constitute a vote "against" any proposal. The election inspectors will treat "broker non-votes" (i.e., shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote and with respect to which the broker or nominee does not have discretionary power to vote on a particular matter) as if the broker never voted.

     Each Class II director elected at this meeting shall serve from the time of election and qualification until the third annual meeting following election and until a successor shall have been elected and shall have qualified. If any nominee is unable to serve as a director, an event which the Company does not now anticipate, the proxy will be voted for a substitute nominee.

 THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE CLASS
                       II DIRECTOR NOMINEES NAMED ABOVE.

        INFORMATION ABOUT NOMINEES, DIRECTORS AND PRINCIPAL STOCKHOLDERS

                                                                                           NUMBER OF SHARES
                                                                                          AND PERCENTAGE OF
                                                                                          OUTSTANDING SHARES
                                                                              SERVED AS    OF COMMON STOCK
                                              PRINCIPAL OCCUPATION            DIRECTOR    OWNED BENEFICIALLY
            NAME              AGE           FOR THE LAST FIVE YEARS           SINCE(A)    AT MARCH 19, 1998
            ----              ---           -----------------------           ---------   ------------------
                                             CLASS I DIRECTORS
Waldemar Del Valle Armstrong  45    Attorney at law; Partner of Parra, Del      1997                  800(b)
                                      Valle, Frau & Limeres (law firm),
                                      since 1982; Director of Hospital Damas
                                      (non-profit hospital) since 1996;
                                      Director of Ranfe, Inc. (investment
                                      company) since 1995.
Oscar A. Blasini              61    President of G. B. Investments, Inc.        1975                  300(b)
                                      (real estate development and
                                      investment company) since 1981.

                                                                                           NUMBER OF SHARES
                                                                                          AND PERCENTAGE OF
                                                                                          OUTSTANDING SHARES
                                                                              SERVED AS    OF COMMON STOCK
                                              PRINCIPAL OCCUPATION            DIRECTOR    OWNED BENEFICIALLY
            NAME              AGE           FOR THE LAST FIVE YEARS           SINCE(A)    AT MARCH 19, 1998
            ----              ---           -----------------------           ---------   ------------------
Miguel A. Nazario             50    President and Chief Executive Officer of    1994                1,000(b)
                                      the Company since January 1995 and
                                      Vice President of the Company from
                                      August 1994 through December 1994;
                                      Process Manager for Worldwide
                                      Manufacturing of Digital Equipment
                                      Corp. (computer company) from 1993 to
                                      1994; Manager for U.S. and Latin
                                      American Operations of Digital
                                      Equipment Corp. from 1992 to 1993;
                                      President and General Manager of
                                      Puerto Rican Operations of Digital
                                      Equipment Corp. from 1987 to 1992.
Hector del Valle              60    Vice Chairman of the Board of the           1987                    None
                                      Company since January 1, 1995;
                                      President of the Company from 1988 to
                                      December 1994; Director since 1987 and
                                      Senior Vice President -- Finance and
                                      Secretary of the Company from 1983 to
                                      1987.
Luis Alberto                  31    Co-editor since 1996, Business Editor       1996               32,651(d)
  Ferre Rangel                        since February 1995, Assistant News                            (0.61%)
                                      Editor 1994 and Reporter from February
                                      1990 to July 1994 of El Dia, Inc.
                                      (newspaper publishing company) (an
                                      adult son of Antonio Luis Ferre).
                                      CLASS II DIRECTORS AND NOMINEES
Rosario J. Ferre              59    Second Vice President since 1983 and        1992               32,688(c)
                                      Director since 1960 of Luis A. Ferre                           (0.61%)
                                      Foundation, Inc. and Ponce Museum of
                                      Art (non-profit foundation) (adult
                                      daughter of Luis A. Ferre and sister
                                      of Antonio Luis Ferre).
Esteban D. Bird               66    President of Bird Construction Company      1973                  200(b)
                                      (general contractors) since 1964;
                                      Director of Popular, Inc. (bank
                                      holding company) and of Banco de Ponce
                                      (commercial bank) from 1989 to 1990;
                                      Director of Banco Popular de Puerto
                                      Rico (commercial bank) since 1991.
Federico F. Sanchez           56    President of Federico F. Sanchez and        1982                  366(b)
                                      Co., Inc. since 1977; President of
                                      Interlink Group, Inc. (real estate
                                      consultants, brokers and developers)
                                      since 1986.

                                                                                           NUMBER OF SHARES
                                                                                          AND PERCENTAGE OF
                                                                                          OUTSTANDING SHARES
                                                                              SERVED AS    OF COMMON STOCK
                                              PRINCIPAL OCCUPATION            DIRECTOR    OWNED BENEFICIALLY
            NAME              AGE           FOR THE LAST FIVE YEARS           SINCE(A)    AT MARCH 19, 1998
            ----              ---           -----------------------           ---------   ------------------
Jorge L. Fuentes              49    Chairman of the Board and Chief             1984                1,000(b)
                                      Executive Officer of Gabriel Fuentes,
                                      Jr. Construction Company, Inc.
                                      (general contractors) since 1986;
                                      Chairman of the Board, Chief Executive
                                      Officer and Director of Fuentes
                                      Concrete Pile, Inc. (manufacturers of
                                      concrete pile foundations) since 1986;
                                      Director of The Bank and Trust of
                                      Puerto Rico (commercial bank and
                                      trust) since 1988.
Juan A. Albors                61    President and General Partner of Albors     1986                2,100(b)
                                      Development Corp. (real estate
                                      developers and investors) since 1977;
                                      Director of Popular, Inc. (bank
                                      holding company) and Banco de Ponce
                                      (commercial bank) from 1984 to 1990;
                                      Director of Banco Popular de Puerto
                                      Rico (commercial bank) since 1990;
                                      member from 1985 to 1993 and Chairman
                                      from 1989 to 1993, of the Board of
                                      Governors of the Puerto Rico Maritime
                                      Shipping Authority.

                                                                                           NUMBER OF SHARES
                                                                                          AND PERCENTAGE OF
                                                                                          OUTSTANDING SHARES
                                                                              SERVED AS    OF COMMON STOCK
                                              PRINCIPAL OCCUPATION            DIRECTOR    OWNED BENEFICIALLY
            NAME              AGE           FOR THE LAST FIVE YEARS           SINCE(A)    AT MARCH 19, 1998
            ----              ---           -----------------------           ---------   ------------------
                                            CLASS III DIRECTORS
Antonio Luis Ferre            64    Chairman of the Board of the Company        1959              665,750(d)
                                      since January 1, 1995, Vice Chairman                          (12.37%)
                                      of the Company from 1985 through
                                      December 1994 and Chairman of the
                                      Company from 1980 through 1985;
                                      President of El Dia, Inc. (newspaper
                                      publishing company) since 1969;
                                      Director of Metropolitan Life
                                      Insurance Company of New York
                                      (insurance company) from 1987 to 1995
                                      and Member of the Directors Advisory
                                      Committee since 1995; Director and
                                      Vice Chairman of Popular, Inc. (bank
                                      holding company) since 1984 and Banco
                                      de Ponce (commercial bank) from 1959
                                      to 1990; Director and Vice Chairman of
                                      Banco Popular de Puerto Rico
                                      (commercial bank) since 1991; Director
                                      of Pueblo Extra Supermarkets (food
                                      retailer) from 1993 to 1995 (father of
                                      Antonio Luis Ferre Rangel and Luis
                                      Alberto Ferre Rangel, adult son of
                                      Luis A. Ferre and brother of Rosario
                                      J. Ferre).

                                                                                           NUMBER OF SHARES
                                                                                          AND PERCENTAGE OF
                                                                                          OUTSTANDING SHARES
                                                                              SERVED AS    OF COMMON STOCK
                                              PRINCIPAL OCCUPATION            DIRECTOR    OWNED BENEFICIALLY
            NAME              AGE           FOR THE LAST FIVE YEARS           SINCE(A)    AT MARCH 19, 1998
            ----              ---           -----------------------           ---------   ------------------
Alberto M. Paracchini         65    Vice Chairman of the Board of the           1968                    None
                                      Company since 1968; Chairman of the
                                      Board and Chief Executive Officer from
                                      1983 to 1990 and President from 1980
                                      to 1990 of Banco de Ponce (commercial
                                      bank); President from 1984 to 1990 and
                                      Director and Chairman of the Board
                                      from 1985 to 1993 of Popular, Inc.
                                      (bank holding company); Chairman of
                                      the Board from 1986 to 1993 of Vehicle
                                      Equipment Leasing Corp. (automobile
                                      leasing company); Director since 1991
                                      and Chairman of the Board from 1991 to
                                      1993 of Banco Popular de Puerto Rico
                                      (commercial bank), Popular Leasing &
                                      Rental, Inc. (leasing company) and
                                      Popular Consumer Services, Inc.
                                      (consumer finance company); Director
                                      of HDA Management Corporation since
                                      December 1993, Equus Management
                                      Company, Inc. since August 1994 and
                                      Venture Capital Fund since March 1994
                                      (all financing companies).
Carlos Del Rio                48    Senior Vice President and COO of MOVA       1996                    None
                                      Pharmaceutical Corporation
                                      (pharmaceutical company) since 1996;
                                      Senior Vice President of Worldwide
                                      Technical Operations of SmithKline
                                      Beecham (pharmaceutical company) from
                                      1992 to 1996; and President and
                                      General Manager (Puerto Rican
                                      Operations) of SmithKline Beecham from
                                      1986 to 1995.
Emilio J. Venegas             70    President of Sanson Corp. (rock and         1977                  43,000
                                      concrete products) since 1983;                                 (0.80%)
                                      Secretary of Venegas Construction
                                      Corp. (general contractors) since
                                      1989; Director of Popular, Inc. (bank
                                      holding company) since 1984 and Banco
                                      de Ponce (commercial bank) from 1973
                                      to 1990.

                                                                                           NUMBER OF SHARES
                                                                                          AND PERCENTAGE OF
                                                                                          OUTSTANDING SHARES
                                                                              SERVED AS    OF COMMON STOCK
                                              PRINCIPAL OCCUPATION            DIRECTOR    OWNED BENEFICIALLY
            NAME              AGE           FOR THE LAST FIVE YEARS           SINCE(A)    AT MARCH 19, 1998
            ----              ---           -----------------------           ---------   ------------------
Jose J. Suarez                62    Consultant to the Company since January     1989                    None
                                      1996; Executive Vice President in
                                      Charge of Operations of the Company
                                      from 1988 until 1995 and Senior Vice
                                      President -- Operations of the Company
                                      from 1983 to 1987; Director of
                                      ScotiaBank de Puerto Rico (commercial
                                      bank) from February 1992 to January
                                      1997.
Antonio Luis Ferre Rangel     31    Executive Vice President of the Company     1993               32,651(d)
                                      since February 1998, Vice President                            (0.61%)
                                      Operations and Strategic Planning of
                                      the Company from January 1996 to
                                      January 1998; Vice
                                      President -- Strategic Planning of the
                                      Company from 1994 to 1995 and
                                      Assistant Plant Manager of the Company
                                      from 1992 to 1994 (an adult son of
                                      Antonio Luis Ferre).
All Directors and Executive                                                                       812,566(e)
  Officers as a Group (19) persons in
  total including those listed above)

---------------

(a) Dates refer to periods served as a director of either the Company or Ponce Cement Corp., which was merged into the Company on March 14, 1963.
(b) Number of shares set forth represents in each case less than 0.10% of the outstanding shares of Common Stock.
(c) 32,688 shares (0.61%) of the Company's Common Stock are held as follows: (1) direct ownership by Rosario J. Ferre, director of the Company, of 2,688 shares (.05%) of the Company's Common Stock; and (2) through her 100% ownership of R.F.T. Investment Corp., a Puerto Rico corporation, which owns of record 30,000 shares (0.56%) of the Company's Common Stock. In addition, Rosario J. Ferre has shared voting and investment power regarding 537,174 shares (9.98%) of the Company's Common Stock held of record by South Management Corporation. Mrs. Ferre has a 25% ownership interest in South Management Corporation and shared voting and investment power with Mr. Luis
    A. Ferre and Mr. Antonio Luis Ferre who hold 50% and 25% ownership interests, respectively, in South Management Corporation.
(d) Includes 282,854 shares (5.25%) of the Company's outstanding Common Stock held by Ferre Investment Fund, Inc., a Puerto Rico corporation wholly owned by Antonio Luis Ferre, a director of the Company since 1959, his spouse and five adult children. Of this amount, Antonio Luis Ferre Rangel and Luis Alberto Ferre Rangel, adult sons of Antonio Luis Ferre, each claim beneficial ownership of 8,418 shares (0.16%). Antonio Luis Ferre retains sole voting power with respect to all of the shares owned by Ferre Investment Fund, Inc. and claims beneficial ownership of the remaining 266,018 shares (4.94%). Antonio Luis Ferre's total also includes 3,800 shares (.07%) which are held by Alfra Investment Corp., a Puerto Rico corporation wholly owned by the five adult children of Antonio Luis Ferre. Of this total, Antonio Luis Ferre Rangel and Luis Alberto Ferre Rangel, adult sons of Antonio

    Luis Ferre, each claim beneficial ownership of 760 shares (.014%). Antonio Luis Ferre retains sole voting power with respect to all of the shares owned by Alfra Investment Corp. and his five adult children claim beneficial ownership of the shares. Antonio Luis Ferre's total also includes 379,096 shares (7.04%) of the Company's outstanding Common Stock held by El Dia, Inc., a Puerto Rico corporation. Antonio Luis Ferre, his spouse and five adult children owns 90.14% of the shares of El Dia, Inc. Of this amount, Antonio Luis Ferre Rangel and Luis Alberto Ferre Rangel, adult sons of Antonio Luis Ferre, each claim beneficial ownership of 23,473 shares (0.44%). Antonio Luis Ferre retains voting power with respect to the total shares owned by El Dia, Inc. and claims beneficial ownership of 332,149 shares (6.17%). In addition, Antonio Luis Ferre has shared voting and investment power regarding 537,174 shares (9.98%) of the Company's outstanding Common Stock held of record by South Management Corporation. Mr. Antonio Luis Ferre has a 25% ownership interest in South Management Corporation and shared voting and investment power with Mr. Luis A. Ferre and Mrs. Rosario J. Ferre who hold 50% and 25% ownership interests, respectively, in South Management Corporation.
(e) All of the directors and executive officers of the Company as a group, including officers not listed, own 812,566 shares (15.09%) of the Company's Common Stock and, as described above, Antonio Luis Ferre and Rosario J. Ferre share voting and investment power regarding 537,174 shares (9.98%) of the Company's Common Stock held of record by South Management Corporation.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     In addition to the directors listed above who beneficially own more than 5% of the outstanding shares of the Company's Common Stock, the following persons beneficially own 5% or more of the outstanding shares of Common Stock.

                                NUMBER OF SHARES AND   PERCENT OF
                                BENEFICIAL OWNERSHIP   OUTSTANDING
       NAME AND ADDRESS         AS OF MARCH 19, 1998     SHARES
       ----------------         --------------------   -----------
Luis A. Ferre
PO Box 6108
San Juan, Puerto Rico 00936           485,247(a)*           9.01%(a)*
Herman Ferre Roig
Hato Rey Tower
Floor 18 Suite 1804
Ave. Munoz Rivera 268
Hato Rey, Puerto Rico 00919           564,540(b)*          10.48%(b)*
Charles M. Royce
Royce & Associates Inc.
Royce Management Company
1414 Avenue of the Americas
New York, New York 10019              414,300(c)            7.69%(c)
Franklin Resources, Inc.
Charles B. Johnson
Rupert H. Johnson, Jr.
Franklin Mutual Advisers, Inc.
51 John F. Kennedy Parkway
Short Hills, N.J. 07078               526,700(d)            9.78%(d)
Capital Research and
Management Company
333 South Hope Street
Los Angeles, California 90071         371,000(e)            6.89%(e)
T. Rowe Price Associates, Inc.
T. Rowe Price Small Cap
Value Fund Inc.
100 East Pratt Street
Baltimore, Maryland 21202             523,900(f)            9.73%(f)

---------------

(a) As of March 19, 1998, Mr. Luis A. Ferre (father of Antonio Luis Ferre and Rosario J. Ferre), while not directly owning of record any shares of the Company's outstanding Common Stock, had a beneficial interest in 485,247 shares (9.01%) of the Company's outstanding Common Stock through the Luis A. Ferre Foundation, Inc., a charitable foundation, respecting which Mr. Ferre, as its President, votes the Company's Common Stock owned of record by the Foundation. In addition, Mr. Luis A. Ferre has shared voting and investment power regarding 537,174 shares (9.98%) of the Company's outstanding Common Stock held of record by South Management Corporation. Luis A. Ferre has a 50% ownership interest in South Management Corporation and has shared voting and investment power with Antonio

    Luis Ferre and Rosario J. Ferre who each hold an additional 25% ownership interest in South Management Corporation.
(b) As of March 19, 1998, Herman Ferre Roig (a first cousin of Antonio Luis Ferre and Rosario J. Ferre) owned directly 94,866 shares (1.76%) of the outstanding Common Stock of the Company. In addition, Herman Ferre Roig and his wife and children have a beneficial interest in and investment power regarding 469,674 shares (8.72%) of the Company's outstanding Common Stock held of record by Brim Incorporado, a Puerto Rico corporation owned by Mr. Herman Ferre Roig, his wife and children, as a result of their 100% ownership interest in Brim Incorporado. Mr. Ferre Roig has sole voting and dispositive power regarding the shares held by Brim Incorporado.
(c) Charles M. Royce, a U.S. citizen, Royce & Associates Inc.("Royce"), a New York corporation, and Royce Management Company ("RMC"), a Connecticut general partnership, as a group, are the beneficial owners of 414,300 shares (7.69%) of the Company's outstanding Common Stock. Mr. Charles M. Royce is deemed to be a controlling person of RMC and Royce. Royce has 396,500 shares (7.36%) of the Company's outstanding Common Stock registered in its name and RMC has 17,800 shares (0.33%) of the Company's outstanding Common Stock registered in its name. Both are registered investment advisers. Royce and RMC have sole dispositive and voting power regarding their respective portions of the Company's outstanding Common Stock.
(d) Franklin Resources, Inc and its subsidiary Franklin Mutual Advisers, Inc., both Delaware corporations, and controlling persons Charles B. Johnson and Rupert H. Johnson Jr., both U.S. citizens, are the beneficial owners of 526,700 shares (9.78%) of the Company's outstanding Common Stock. Franklin Mutual Advisers, Inc., holds sole voting control and dispositive power over the shares held by this group.
(e) Capital Research and Management Company ("CRMC"), a registered investment adviser and an operating subsidiary of The Capital Group Companies, Inc., exercises investment discretion with respect to 371,000 shares (6.89%) of the outstanding Common Stock of the Company, which are owned by various institutional investors. CRMC has no power to direct the voting of the shares but holds sole dispositive power over all shares registered in its name.
(f) T. Rowe Price Associates, Inc. ("TRPA") is the beneficial owner of 523,900 shares (9.73%) of the Company's outstanding Common Stock. T. Rowe Price Associates, Inc. is a registered investment adviser and one or more of its clients is the legal owner of the Company's outstanding Common Stock registered in the name of TRPA. The largest among these holdings is that of
    T. Rowe Price Small Cap Value Fund, Inc., a Maryland corporation. TRPA holds sole voting control over 18,000 shares (.33%) of the outstanding Common Stock of the Company and dispositive power over all shares registered in its name. T. Rowe Price Small Cap Value Fund, Inc. holds sole voting control over 470,000 shares (8.73%) of the outstanding Common Stock of the Company.

* The shared voting and investment power regarding shares of the Company's Common Stock attributable to Antonio Luis Ferre (described in footnote (d) on page 7), Rosario J. Ferre (described in footnote (c) on page 7), and Luis A. Ferre (described in footnote (a) on page 9), arises by reason of their holdings of South Management Corporation, a Puerto Rico corporation, which holds of record 537,174 shares (9.98%) of the Company's outstanding Common Stock. Each of said persons disclaims that he or she is acting as a group with regard to such shared voting and investment power.

                             EXECUTIVE COMPENSATION

     Set forth below is the compensation paid by the Company during each of the last three fiscal years ended December 31, 1997 to its President and Chief Executive Officer, and the Company's four other most highly paid executive officers whose aggregate remuneration exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

                                                        ANNUAL COMPENSATION
                                                       ---------------------      OTHER ANNUAL
        NAME AND PRINCIPAL POSITION          YEAR       SALARY        BONUS      COMPENSATION(1)
        ---------------------------          ----       ------        -----      ---------------
Miguel A. Nazario                            1997      $349,024(2)   $80,000         $14,160
  President, Director                        1996      $288,000      $75,000         $13,589
  and Chief Executive Officer                1995      $256,000      $86,000         $12,431
Hector del Valle                             1997      $295,440      $63,900         $12,124
  Vice Chairman                              1996      $236,640      $60,300         $ 9,073
  of the Board                               1995      $257,297      $56,880         $10,169
Jose O. Torres                               1997      $138,385      $30,525         $ 9,172
  Vice President of Finance                  1996      $130,592      $41,188         $11,887
  and Treasurer                              1995      $122,650      $34,688         $11,048
Rene Di Cristina                             1997      $128,241      $30,993         $ 6,597
  President, Ready                           1996      $115,462      $38,000         $ 5,185
  Mix Concrete (wholly                       1995      $108,571      $30,375         $ 8,998
  owned subsidiary)
Jose E. Rosich                               1997      $124,337      $27,225         $ 7,719
  Director of Industrial                     1996      $122,717      $23,500         $ 7,451
  Relations & Personnel                      1995      $114,758      $22,250         $17,782
  Administration

---------------

(1) The Company furnished automobiles to its executive officers, including the five individuals named above. Other Annual Compensation reflects cost to the Company of furnishing such automobiles to the listed officers and paying related expenses.
(2) Salary figures for Mr. Nazario include compensation in lieu of forgone vacation time in the amount of $29,024

     Named officers received no compensation other than that presented in the Summary Compensation Table included herein. The column of the table marked as "salary" includes cash payments for vacation time not used by the executive.

                               PENSION PLAN TABLE

     The following table illustrates estimated annual benefits payable under the Company's pension plan upon normal retirement to persons with the specified combination of remuneration (base salary) and years of credited service. Amounts are based on straight life annuities.

                          YEARS OF CREDITED SERVICE(a)

  HIGHEST FIVE
  YEAR AVERAGE
COMPENSATION (B)     10        15         20         25         30         35         40
----------------   -------   -------   --------   --------   --------   --------   --------
    $ 65,000       $ 8,578   $12,867   $ 17,156   $ 21,770   $ 26,384   $ 30,997   $ 35,611
      90,000        12,328    18,492     24,656     31,270     37,884     44,497     51,111
     115,000        16,078    24,117     32,156     40,770     49,384     57,997     66,611
     140,000        19,828    29,742     39,656     50,270     60,884     71,497     82,111
     165,000        23,578    35,367     47,156     59,770     72,384     84,997     97,611
     190,000        27,328    40,992     54,656     69,270     83,884     98,497    113,111
     215,000        31,078    46,617     62,156     78,770     95,384    111,997    128,611
     240,000        34,828    52,242     69,656     88,270    106,884    125,497    144,111
     265,000        38,578    57,867     77,156     97,770    118,384    138,997    159,611
     290,000        42,328    63,492     84,656    107,270    129,884    152,497    175,111
     315,000        46,078    69,117     92,156    116,770    141,384    165,997    190,611
     340,000        49,828    74,742     99,656    126,270    152,884    179,497    206,111
     365,000        53,578    80,367    107,156    135,770    164,384    192,997    221,611
     390,000        57,328    85,992    114,656    145,270    176,884    206,497    237,111

---------------

(a) As of December 31, 1997, Miguel A. Nazario had 3 years of credited service, would have had $569,000 average final remuneration covered by the plan and would be entitled to a yearly pension benefit of $145,000 at normal retirement age; Hector del Valle had 40 years of credited service, would have had $285,000 average final remuneration and would be entitled to a yearly pension benefit of $193,000 at normal retirement age; Jose O. Torres had 20 years of credited service, would have had $226,000 average final remuneration covered by the plan and would be entitled to a yearly pension benefit of $109,000 at normal retirement age; Rene Di Cristina had 14 years of credited service, would have had $270,000 average final remuneration and would be entitled to a yearly pension benefit of $121,000 at normal retirement age; and Jose E. Rosich had 24 years of credited service and would be entitled to a yearly pension benefit of $38,000. His average final remuneration, for pension benefits purposes, would be calculated based on what would have been his normal retirement at age 65.

    All estimated pension benefit information assumes average salary increases of 5% up until normal retirement at age 65, except for Mr. Jose E. Rosich who is more than 65 years old.

(b) A participant's pension under the Company's program is based upon such participant's "pensionable earnings". Pensionable earnings are computed by annualizing the average monthly eligible compensation received by the participant from the Company during the 60-month period in which the participant received his highest eligible compensation. Eligible compensation is equal to "Salary" as reported in the "Summary Compensation Table" not including bonuses (reported separately in such table as "Bonus") or overtime payments, if any.

     The Company's pension plan covers all salaried employees of the Company who are not subject to the terms of a union contract and who complete at least 1,000 hours of service with the Company during the 12-month period beginning with the date of employment or during any subsequent calendar year.

     Effective January 1, 1994, the Company amended the pension plan to modify the benefit formula for determining an active participant's basic benefit. The new formula produces a benefit at normal retirement age equal to 1.1% of the participant's average monthly compensation up to "Covered Compensation" and 1.5% of average monthly earnings in excess of "Covered Compensation" multiplied by the first 20 years of "Credited Service," plus 1.2% of average monthly compensation up to Covered Compensation and 1.6% of average monthly earnings in excess of "Covered Compensation," multiplied by "Credited Service" in excess of 20 years. "Covered Compensation" is as defined in Section 401 (1) (5) (E) of the United States Internal Revenue Code of 1986, as amended.

     For unmarried retired participants the normal retirement benefit is paid in the form of a monthly straight life annuity commencing at retirement. For married retired participants the normal retirement benefit generally is an actuarially adjusted monthly joint and surviving spouse annuity commencing at retirement and continuing for the participant's life with 50% of such benefit continuing for the life of the participant's surviving spouse, if any. "Average monthly compensation" under the plan is the highest average monthly base salary (including commissions, but excluding bonuses, overtime and other payments that are not predetermined) during any five consecutive years in the ten-year period immediately preceding the participant's actual retirement date.

     The minimum monthly retirement benefit for participants who were participants in the plan on December 31, 1975 is not less than the sum of (a) 1.2% of average monthly compensation for each of the first 10 years of credited service plus (b) 1.5% of such compensation for each year of credited service prior to age 65 in excess of 10, with the maximum benefit equal to 72% of average monthly compensation after 40 years of credited service. In computing the minimum retirement benefit, compensation is assumed to remain unchanged since December 31, 1975.

     Effective August 1, 1986, any participant retiring under the plan shall receive monthly benefits of not less than $5.00 for each year of credited service. In addition to annual retirement benefits, the plan provides benefits for disability, death and other terminations of employment after 10 years of credited service. Early retirement is provided, with unreduced benefits, for participants who are at least 55 years of age and whose age plus years of service equal at least 85, and with reduced benefits for participants who are at least 60 years of age with at least 10 years of service.

                            SUBSIDIARY PENSION PLAN

     During 1995, the Company acquired a wholly owned subsidiary, Ready Mix Concrete, Inc. (the "Subsidiary"), which carried its own pension program (the "Subsidiary's Pension Plan"). The Subsidiary's Pension Plan covers all salaried employees of the subsidiary who are not subject to the terms of a union contract and who complete at least 1,000 hours of service with the Subsidiary during the 12-month period beginning with the date of employment or during any subsequent plan year. A participant's pension is based upon such participant's plan compensation. Plan compensation is equal to regular salary or wages, plus overtime, commissions, and bonuses.

     Effective June 28, 1994, the Subsidiary amended the pension plan to modify the benefit formula for determining an active participant's basic benefit. The new program produces a career-average benefit at normal retirement age equal to 0.75% of annual plan compensation up to the Social Security Taxable Wage Base, and 1.25% of annual plan compensation in excess of the Taxable Wage Base, for each year of service after June 28, 1994.

     For service until June 27, 1994, the Subsidiary's Pension Plan provides a frozen benefit at normal retirement age equal to 20% of "average annual compensation" plus 20% of average annual compensation in excess of $4,800 (the total reduced by 1/15th for each year of service less than 15), and 0.5% of such average annual compensation for each year of service exceeding 15. "Average Annual Compensation" is the highest average plan compensation during any five consecutive plan years in the ten-year period ending June 27, 1994.

     Effective January 1, 1997, coverage under the Subsidiary's Pension Plan was extended to employees of another subsidiary of the Company, Concreto Mixto, Inc., that was merged with the Subsidiary. All service with Concreto Mixto, Inc. is recognized for purposes of determining eligibility and vesting under the Subsidiary's Pension Plan, but benefit accruals begin no earlier than January 1, 1997 under the career-average formula described above.

     For unmarried retired participants the normal retirement benefit is paid in the form of a monthly life annuity with 120 payments guaranteed commencing at retirement. For married retired participants the normal retirement benefit generally is an actuarially adjusted monthly joint and surviving spouse annuity commencing at retirement and continuing for the participant's life with 50% of such benefit continuing for the life of the participant's surviving spouse, if any.

     Normal retirement benefits under the Subsidiary's Pension Plan are payable upon attainment of age 65. In addition to annual retirement benefits, the Subsidiary's Pension Plan provides benefits for disability, death, and other terminations of employment after 5 years of credited service. Early retirement is provided, with reduced benefits, for participants who are at least 55 years of age with at least 10 years of service.

     In addition to the Subsidiary's Pension Plan, the Subsidiary offers a Savings Plan for all salaried employees who are not subject to the terms of a union contract and who complete at least 1,000 hours of service with the Subsidiary during the 12-month period beginning with the date of employment or during any subsequent plan year. The Savings Plan was effective July 1, 1994, and coverage was extended to employees of Concreto Mixto, Inc. effective January 1, 1997. Contributions to the Savings Plan are based upon each participant's plan compensation. Plan compensation is equal to regular salary or wages, plus overtime, commissions, and bonuses.

     Participants may elect to make basic contributions of from 1% to 4% of plan compensation on a before-tax basis, and supplemental contributions of an additional 1% to 4% of plan compensation also on a before-tax basis. The Subsidiary makes annual matching contributions of 50% of participant basic contributions, up to $2,000 per participant. In addition, the Subsidiary may make discretionary profit-sharing contributions at the end of each year. Such profit-sharing contributions are allocated to all eligible employees, whether or not they elect to contribute to the plan.

     Participants become fully vested in the Subsidiary's Saving Plan's matching contributions and profit-sharing contributions after 3 years of service.

     Withdrawals from the Subsidiary's Savings Plan prior to retirement or other termination of employment are not permitted except in the case of financial hardship. Upon retirement, a participant's account balance is distributable in a lump sum payment or in installments.

                          EXECUTIVE SEPARATION POLICY

     The Company has entered into separate ten-year agreements with 27 members of management including Messrs. Antonio Luis Ferre, Miguel A. Nazario, Antonio Luis Ferre Rangel, Jose O. Torres, Rene Di Cristina and Jose E. Rosich. Nineteen of these contracts were ratified by the Company's Board of Directors at its meeting of August 24, 1988 and eight of these contracts were ratified by the Board of Directors at its meeting of October 26, 1994. All contracts, among other things, grant an amount equal to two and a half times compensation based on average salary plus bonus during the three years prior to the date of a takeover or change in control of the ownership of the Company. Benefits payable under the contracts are triggered if, as a result of a change in control, these executives are (1) laid off or forced to resign or (2) unable to function in the position held prior to the change in control. A change in control is generally defined as a third party acquisition of the Company's shares representing 20% or more of the total number which may be cast for the election of directors.

                         COMPENSATION COMMITTEE REPORT

     The purpose of the following Compensation Committee Report is to inform shareholders of the Compensation Committee's compensation policies for executive officers and the rationale for compensation paid to the Chief Executive Officer ("CEO"). This report is submitted by the Compensation Committee for 1997. During 1997, the Compensation Committee consisted of three outside directors of the Company. The Compensation Committee's overall goal is to develop executive compensation policies that are consistent with, and linked to, strategic business objectives and Company values. The Compensation Committee approves the design of, assesses the effectiveness of, and administers executive compensation programs in support of, compensation policies. The Compensation Committee presents its decisions to the Board of Directors for approval and from time to time seeks and receives information from management.

  Compensation Philosophy

     The compensation program followed by the Company is based on the achievement of business objectives. The Company's primary business objective is to maximize shareholder value over both the near-term and the long-term. To achieve this objective, the compensation program is designed to relate pay to performance. Expected corporate and individual performance goals are established by the Board of Directors at the beginning of each fiscal year. The program also strives to attract, retain and reward executives who contribute to the overall success of the Company. Each program element, therefore, is intended to target compensation levels that are at the median of a comparative market. Offering market-comparable pay opportunities allows the Company to maintain a stable, successful management team.

  Competitive Pay

     Competitive market data is provided by an independent compensation consultant, Hewitt Associates Caribe Inc. The data provided compares Company compensation practices to a group of local comparable companies. The Company's market for compensation comparison purposes is comprised of a group of companies who tend to have similar philosophies, sales volumes, and operations in Puerto Rico or multinationally. The Compensation Committee reviews and approves the selection of companies used for compensation comparison purposes. The companies chosen for comparison are not in all cases the same companies which comprise the Peer Group in the Performance Graph included on page 18. The Compensation Committee believes that, because of geographical and other factors, the Company's most direct competitors for executive talent are not the same companies that would be included in a peer group established for comparing shareholder returns.

     The key elements of the Company's executive compensation are base salary and annual incentives. In determining compensation, all elements of an executive's total compensation package, including pension plans, insurance, and other benefits are considered.

COMPENSATION VEHICLES

  Salary

     The Compensation Committee regularly reviews each executive's base salary. Base salaries for executives are initially determined by evaluating executives' levels of responsibility, prior experience and breadth of knowledge, as well as external pay practices. Increases to base salaries are driven primarily by corporate and individual performances.

     Base salaries are targeted at the median of the comparative market. The comparative market is determined by an objective evaluation of compensation provided in similar positions in a selected group of peer companies competing in the local job market. This comparison, which includes local companies in the same and other industries, is performed on a regular basis by outside personnel consultants hired for this purpose by the Company. Salaries paid can be adjusted above or below the median based on individual and corporate performances plus other factors such as experience in the position. Corporate and individual performance factors are equally weighted in determining base salaries. Corporate performance measures include the Company's return on stockholder's equity, individual performance in securing specific strategic objectives, Company performance against budget, Company cash flow per share and Company performance in comparison with peer group cement companies. In 1997, the Company's target for return on stockholder's equity was met and exceeded. The Company's objectives regarding cash flow per share were attained and the Company met its budget for its core ready mix and cement operations in 1997.

  Annual Cash Bonus

     All employees are eligible for an annual cash bonus. For executives, this bonus is based on the achievement of pre-established annual corporate and individual performance goals. This bonus opportunity promotes the Company's pay-for-performance philosophy. Bonus opportunities are based on a percentage of base salary. Target bonus opportunities are set at the median of the comparative market according to position.

     Corporate goals are based on the Company's total return on stockholder's equity, Company performance against budget, cash flow per share and in performance in comparison with peer group cement companies for the year. Individual performance is also taken into account. Corporate and individual performance factors are equally weighted in determining bonuses. Local laws provide for a minimum bonus to be paid to all employees; this bonus is increased when predetermined thresholds for corporate performance are met.

     The total appropriation for the bonus is approved by the Board of Directors each year based on the level of achievement of these goals. In 1997, most corporate goals were achieved or exceeded, and all of the named executive officers received bonuses.

     On an occasional basis, the Compensation Committee recommends to the Board special bonuses for extraordinary achievement of specific objectives. These special bonuses are of a non-recurrent nature. Special bonuses were not awarded in the last fiscal year.

                            CHIEF EXECUTIVE OFFICER

     With respect to the base salary granted to Mr. Miguel A. Nazario (President and CEO) in 1997, the Compensation Committee took into account a comparison of base salaries of chief executive officers of local peer companies and the Company's success in meeting its budget with respect to the Company's operations. The Company delivered an annual return in 1997 which exceeded benchmarks of the S&P Industrial Index and almost equaled the peer group. The Company's total shareholder annual return for 1997 of 64.37% exceeded the S&P index return of 31.02% for the same year. However, the Company's negative return reflected for the year 1996 affected the cumulative total shareholder return for the five-year period ended December 31, 1997. The negative return for 1996 resulted mainly from a slight decrease in the share price of the Company's common stock at year-end of 1996 as compared to the price at year-end of 1995. Earnings per share reported at $2.91 for 1997 exceeded by 9.4% the amount of $2.66 reported in 1996.

     Also considered as a goal is cash flow per share. During 1997, in its assessment of Mr. Nazario's individual performance, the Compensation Committee placed increased emphasis in operational goals as a means of improving future return on equity and the improvement in cash flow from operations (which reached $5.34 per share as compared to $3.71 per share in 1996). Mr. Nazario was granted a base salary of $320,000 for 1997, an increase of 6.67% over his $300,000 base salary for 1996.

     In 1997, Mr. Nazario's annual bonus payment stressed the level of achievement of predetermined operational goals. Achievement was measured in terms of total return on stockholder's equity, performance against budget and cash flow per share. Based on these factors, Mr. Nazario's annual bonus payment was $80,000 during 1997.

Compensation Committee:
         Jorge L. Fuentes, President
         Alberto M. Paracchini
         Federico Sanchez

   COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN AMONG PUERTO RICAN CEMENT
          COMPANY, INC., THE S&P 500 INDUSTRIAL INDEX AND PEER GROUPS.

     The graph presented below compares the cumulative total shareholder return on the Company's Common Stock for the five years ended December 31, 1997, with the cumulative total shareholder return for such period reflected in the Standard and Poor's (S&P) 500 Stock Index and in peer group indexes. It includes comparisons with a peer group index of eight competing cement, ready mix and aggregates companies (Calmat Co., Florida Rock Industries, Giant Group LTD, Holnam, Inc., Lafarge Corp., Southdown Inc., Texas Industries, and Vulcan Materials).

     The graph (and the information related to it) was obtained by the Company from Standard & Poor's Compustat Services. The comparative returns shown in the graph assume (i) a $100 investment in the Company's Common Stock, the common stock of the companies included in the S&P 500 stock index and the common stock of the companies in the peer group at the market close on December 31, 1992 and
(ii) the reinvestment of all dividends on a monthly basis over a five-year period using 1992 as base year.

     All peer group companies are publicly listed on a national stock exchange in the U.S. with the same or similar business products as the Company. Results were weighted according to market capitalization. The stock price performance on the graph below is not necessarily indicative of future price performance.

                            TOTAL SHAREHOLDER RETURN

                                      PUERTO RICAN            S&P
        MEASUREMENT PERIOD             CEMENT CO.         INDUSTRIAL
      (FISCAL YEAR COVERED)               INC.               INDEX           PEER GROUP
DEC 92                                            100                100                100
DEC 93                                         100.50             109.03             131.36
DEC 94                                         117.76             113.19             120.76
DEC 95                                         141.81             152.35             141.82
DEC 96                                         136.73             187.33             157.56
DEC 97                                         224.74             245.43             260.47

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During 1997, the Compensation Committee consisted of the following non-employee directors of the Company: Jorge L. Fuentes, Alberto M. Paracchini and Federico Sanchez.

     As of December 31, 1997, the Company had available from Banco Popular de Puerto Rico (a commercial bank) lines of credit of $4,000,000 for unsecured short term borrowings and/or discounting customers' trade paper. A wholly-owned subsidiary of the Company, Florida Lime Corporation, had available a line of credit of $600,000 from such bank as of December 31, 1997 for unsecured short-term borrowings. At such date, the Company and such subsidiary had no outstanding borrowings under these lines of credit. Mr. Alberto M. Paracchini is a member of the Board of Directors, Mr. Antonio Luis Ferre is the Vice Chairman of the Board of Directors and Mr. Juan A. Albors is also a Director of Banco Popular de Puerto Rico.

     During 1997, the Company sold its products, in the normal course of business, for the aggregate amount of $649,892 to Fuentes Concrete Pile, Inc., a Puerto Rico corporation of which Mr. Jorge L. Fuentes is Chairman of the Board of Directors and Chief Executive Officer.

                CERTAIN TRANSACTIONS WITH MANAGEMENT AND OTHERS

     The following briefly summarizes certain transactions with the Company and certain transactions relating to the officers, directors, or 5% holders of the Company. Transactions relating to Compensation Committee members are included under "COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION."

     Mr. Jose J. Suarez, a Director of the Company as of December 31, 1997, received during 1997 the aggregate amount of $125,159 in consulting fees and expenses related to a Company automobile for work performed for the Company under a consulting contract. The consulting fees originated from services performed as a consultant in the management of the daily operations of the Company and were paid in addition to directors' fees received by Mr. Suarez as a retainer and for his attendance at Board meetings. The terms of such contract and consulting fees paid pursuant thereto are competitive with the terms of and fees paid pursuant to contracts for similar services entered into by the Company with outside parties. Mr. Suarez occupied the position of Executive Vice President in charge of Operations of the Company until December 1995.

     Mr. Antonio Luis Ferre, Director and Chairman of the Board of the Company as of December 31, 1997, received during 1997 the aggregate amount of $212,900 in consulting fees, including automobile expenses, for work performed for the Company under a consulting contract. The consulting fees originated from services performed as a consultant in the management of the daily operations of the Company and were paid in addition to directors' fees received by Mr. Ferre as a retainer and for his attendance at Board meetings. The terms of such contract and consulting fees paid pursuant thereto are competitive with the terms of and fees paid pursuant to contracts for similar services entered into by the Company with outside parties. Mr. Ferre was elected Chairman of the Board of the Company effective January 1, 1995.

     The law firm Parra, Del Valle, Frau & Limeres, in which Mr. Waldemar Del Valle Armstrong is a Partner, received the aggregate amount of $62,716, including retainer fees, for legal services to the Company and expenses incurred during 1997. Mr. Del Valle Armstrong has been a Director of the Company since 1997.

     On March 19, 1998, the Company purchased from Brim Incorporado 68,000 shares (1.26%) of the Company's Common Stock at the price of $48.36 per share, or $3,288,480 in the aggregate. The purchase was made pursuant to an agreement signed March 6, 1998 and approved by the Company's Board of Directors. Mr. Ferre-Roig is the beneficial holder of more than 5% of the Company's outstanding Common Stock.

                   DATE OF RECEIPT OF STOCKHOLDERS' PROPOSALS

     Stockholders who intend to present proposals at the 1999 annual meeting of stockholders must submit their proposals to the Company on or before November 30, 1998.

                                DIRECTORS' FEES

     Standard remuneration for directors not employed by the Company is a $2,500 quarterly retainer fee and $1,000 for each Board or committee meeting attended. In addition, the Company pays yearly premiums of approximately $612 on behalf of each outside director in connection with group life and accident insurance coverage. The Company paid approximately $5,200 during the fiscal year as interest for accumulated deferred compensation for one director and compensates two directors an additional $50 per meeting for costs associated with traveling from outside the San Juan metropolitan area.

                                 OTHER MATTERS

     The Board of Directors of the Company has, among others, the following committees: an Audit Committee composed during 1997 of outside directors Messrs. Emilio J. Venegas, Esteban Bird and Juan A. Albors; a Compensation Committee composed during 1997 of outside directors Messrs. Alberto M. Paracchini, Federico Sanchez and Jorge L. Fuentes; and a Nominating Committee composed during 1997 of directors Messrs. Jorge L. Fuentes, Luis Alberto Ferre Rangel and Alberto Paracchini.

     The Audit Committee makes recommendations for the appointment of independent auditors and, in conjunction with such auditors, makes recommendations to the Board of Directors concerning the Company's internal accounting controls and operating procedures, including the review and approval of internal audit programs.

     The Compensation Committee evaluates and makes recommendations to the Board of Directors regarding the remuneration of directors, officers and salaried employees. The policies and mission of the Compensation Committee are set forth in the "Compensation Committee Report" found on page 15.

     The Nominating Committee evaluates and makes recommendations to the Board of Directors on nominees for directors as vacancies arise. These nominations are submitted to the Board, which votes on the candidates for acceptance as nominees.

     During 1997, the Board of Directors met 12 times, the Nominating Committee met 1 time, the Audit Committee met 3 times and the Compensation Committee met 3 times. Except for Mr. Luis A. Ferre Rangel, each director attended at least 75% of the aggregate meetings of the Board and each committee thereof of which he was a member.

     To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the two fiscal years ended December 31, 1997, all
Section 16(a) filing requirements applicable to the Company were complied with, except for Mr. Antonio Luis Ferre, who filed a late report under Rule 16a-3(f) of the Securities Exchange Act of 1934 regarding the purchase of 975 shares on September 1997.

     The Board of Directors again selected Price Waterhouse, certified public accountants, to audit the accounts of the Company for the year 1997. A representative of Price Waterhouse is expected to be present at the meeting of stockholders and available to answer stockholders' questions and, if he so desires, to make a statement. The audit services performed for the Company included the examination of the annual financial statements and financial information contained in the Company's report on Form 10-K filed with the Securities and Exchange Commission, in addition to consultation from time to time with officers of the Company in connection with various accounting methods and procedures.

     The Board of Directors does not intend to bring any other business before the meeting, nor is it aware that anyone else intends to do so. However, should any other business come before the meeting, it is the intention of the persons named in the enclosed proxy to vote as proxies in accordance with their best judgment.

                                          By Order of the Board of Directors

                                          Etienne Totti Del Valle
                                          Secretary

                                          PUERTO RICAN CEMENT COMPANY, INC.

                                                                       EXHIBIT A


PROXY


                       PUERTO RICAN CEMENT COMPANY, INC.

             PROXY FOR ANNUAL MEETING OF STOCKHOLDERS, MAY 6, 1998

   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

The undersigned stockholder of PUERTO RICAN CEMENT COMPANY, INC. (the "Company") hereby appoints RENE DI CRISTINA, ANGEL AMARAL, and JOSE A. COSTA, and each of them, proxies of the undersigned, each with power of substitution, to vote as designated below all shares of common stock of the Company held of record by the undersigned on March 19, 1998 at the Annual Meeting of Stockholders to be held at the offices of the Company, Amelia Industrial Park, Guaynabo, Puerto Rico, on May 6, 1998 at 10:00 o'clock A.M., Atlantic Standard Time, and at any adjournment thereof, with all powers the undersigned would possess if personally present.

            THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1.

                 (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

                            -FOLD AND DETACH HERE -

                                                                  Indicated in
                                                                  this example X


                                                  FOR                        WITHHOLD
                                             all nominees               all votes for the
                                         listed below (except as         election of all
                                         to the contrary below).       nominees listed below



ELECTION OF CLASS II DIRECTORS                                                                  2. In their discretion, the proxies
                                                                                                   are authorized to vote upon other
                                                                                                   business as may lawfully come
                                                                                                   before the meeting or any
                                                                                                   adjournment thereof.

Nominees:  Rosario J. Ferre, Esteban D. Bird, Federico Sanchez,
           Jorge L. Fuentes and Juan A. Albors.

Instruction: To withhold authority to vote for any individual nominee, write that nominee's name on the space
             provided below.)
                                                                                              THIS PROXY WHEN PROPERLY EXECUTED
                                                                                              WILL BE VOTED IN THE MANNER DIRECTED
-------------------------------------                                                         HEREIN BY THE UNDERSIGNED STOCKHOLDER.
                                                                                              IF NO DIRECTION TO VOTE IS MADE
                                                                                              DIRECTLY BY A BENEFICIAL HOLDER, THIS
                                                                                              PROXY WILL BE VOTED FOR THE ELECTION
                                                                                              OF DIRECTORS.

                                                                                              PLEASE SIGN AND DATE WHERE INDICATED
                                                                                              BELOW AND RETURN PROMPTLY IN ENCLOSED
                                                                                              ENVELOPE. NO POSTAGE REQUIRED.

                                                                                              The undersigned hereby acknowledges
                                                                                              receipt of the Annual Report for 1997,
                                                                                              the Notice of Annual Meeting of Stock-
                                                                                              holders and the Proxy Statement
                                                                                              relating to said Annual Meeting, and
                                                                                              hereby revokes any proxy or proxies
                                                                                              heretofore given in respect of the
                                                                                              same shares of stock.


SIGNATURE                                                                                                     DATE
        ------------------------------------------------------------------------------------------------------     -----------------
Signature should agree with name on stock certificate.  When shares are held by joint tenants, both should sign.  When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.  If a corporation, please sign in full corporate name by President or other authorized officer.  If a partnership, please sign in partnership name by authorized person.

                                                        FOLD AND DETACH HERE